UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

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Crexendo, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ  85281
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 714-8500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 16, 2012, Jon Erickson tendered his resignation as Chief Financial Officer of Crexendo, Inc. (the "Company"). The resignation is effective immediately. Mr. Erickson has agreed to remain an employee of the Company through June 30, 2012. Mr. Erickson has also agreed to remain a consultant with the Company through October 31, 2012. Terms of that agreement have not been finalized.

On May 16, 2012, the Board of Directors of the Company appointed Doug Gaylor President and Chief Operating Officer of the Company. Mr. Gaylor, who was previously a Vice President of the Company, will receive an annual salary of $200,000 per year, which is not governed by an employment agreement. Mr. Gaylor will be entitled to a bonus, the structure of which is governed by an Executive Bonus Plan as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Gaylor will be entitled to equity awards under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Gaylor is succeeding Steven G. Mihaylo who is relinquishing the positions of President and COO. Mr. Mihaylo remains Chairman and Chief Executive Officer.

On May 16, 2012, the Board of Directors of the Company appointed Satish Bhagavatula Chief Technology Officer and Chief Information Officer. Mr. Bhagavatula, who was previously Chief Architect of the Crexendo Telecom division of the Company, will receive an annual salary of $180,000 per year, which is not governed by an employment agreement. Mr. Bhagavatula will be entitled to a bonus, the structure of which is governed by an Executive Bonus Plan as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Bhagavatula will be entitled to equity awards under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors.

On May 16, 2012, the Audit Committee of the Board of Directors of the Company appointed Ron Vincent Chief Financial Officer. Mr. Vincent, who was previously a Vice President of the Company, will receive an annual salary of $125,000 per year, which is not governed by an employment agreement. Mr. Vincent will be entitled to a bonus, the structure of which is governed by an Executive Bonus Plan as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Vincent will be entitled to equity awards under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press release entitled “Crexendo Announces Changes to Senior Management Team”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Crexendo, Inc.
Date: May 16, 2012

	By:	/s/ Steven G. Mihaylo
Steven G. Mihaylo Chief Executive Officer